Exhibit 3.1

SECOND AMENDED AND RESTATED BY-LAWS

OF

IMMUNOMEDICS, INC.

(A Delaware Corporation)

Originally Adopted by the Board of Directors on June 12, 2002

and

As Amended and Restated by the Board of Directors on August 23, 2007

ARTICLE 1
DEFINITIONS

As used in these By-Laws, unless the context otherwise requires, the term:

1.1.  “Assistant Secretary” means an Assistant Secretary of the Corporation.

1.2.  “Assistant Treasurer” means an Assistant Treasurer of the Corporation.

1.3.  “Board” means the Board of Directors of the Corporation.

1.4.  “By-Laws” means the by-laws of the Corporation, as amended from time to time.

1.5.  “Certificate of Incorporation” means the certificate of incorporation of the Corporation, as amended, supplemented or restated from time to time.

1.6.  “Chairman” means the Chairman of the Board of the Corporation.

1.7.  “Chief Executive Officer” means the Chief Executive Officer of the Corporation.

1.8.  “Corporate Officer” means an officer of the Corporation elected by the Board and designated by the Board as a corporate officer.

1.9.  “Corporation” means Immunomedics, Inc., a Delaware corporation.

1.10.  “Directors” means members of the Board.

1.11.  “Full Board” means the total number of directors of the Board.

1.12.  “General Corporation Law” means the General Corporation Law of the State of Delaware, as amended from time to time.

1.13.  “Office of the Corporation” means the executive office of the Corporation, anything in Section 131 of the General Corporation Law to the contrary notwithstanding.

1.14.  “President” means the President of the Corporation.

1.15.  “Secretary” means the Secretary of the Corporation.

1.16.  “Stockholders” means stockholders of the Corporation.

1.17.  “Treasurer” means the Treasurer of the Corporation.

1.18.  “Vice Chairman means a Vice Chairman of the Corporation.

1.19.  “Vice President” means a Vice President of the Corporation.

1.20.  “Votes of the Total Outstanding Shares” means the votes to which the holders of all of the outstanding shares of the Corporation are entitled to cast at a meeting of stockholders.

ARTICLE 2
STOCKHOLDERS

2.1.  Place of Meetings. Every meeting of stockholders shall be held at the office of the Corporation or at such other place within or without the State of Delaware as shall be specified or fixed in the notice of such meeting or in the waiver of notice thereof.

2.2.  Annual Meeting. An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at ten o’clock a.m. or such other time as is determined by the Board, on such date (other than a Saturday, Sunday or legal holiday) as is determined by the Board and at such place as the Board shall each year fix.

2.3.  Deferred Meeting for Election of Directors, Etc. If no annual meeting is held in accordance with the foregoing provisions, the Board shall cause the meeting to be held as soon thereafter as convenient. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu of the annual meeting, and any action taken at that special meeting shall have the same effect as if it had been taken at the annual meeting, and in such case all references in these By-Laws to the annual meeting of the stockholders shall be deemed to refer to such special meeting.

2.4.  Other Special Meetings. A special meeting of stockholders, unless otherwise prescribed by statute, may be called at any time by the Chairman, a majority of the Full Board or the holders of shares entitled to cast not less than one-fifth of all of the Votes of the Total Outstanding Shares. At any special meeting of stockholders, only such business may be transacted as is related to the purpose or purposes of such meeting set forth in the notice thereof given pursuant to Section 2.6 of the By-Laws or in any waiver of notice thereof given pursuant to Section 2.7 of the By-Laws.

2.5.  Fixing Record Date. For the purpose of determining the stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than sixty nor less than ten days prior to any other action. If no such record date is fixed:

2.5.1  The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

2.5.2  The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is expressed;

2.5.3  The record date for determining stockholders for any purpose other than those specified in Sections 2.5.1 and 2.5.2 shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

When a determination of stockholders entitled to notice of or to vote at any meeting of stockholders has been made as provided in this Section 2.5, such determination shall apply to any adjournment thereof, unless the Board fixes a new record date for the adjourned meeting.

2.6.  Notice of Meetings of Stockholders. Except as otherwise provided in Section 2.5 and 2.7 of the By-Laws, whenever under the General Corporation Law or the Certificate of Incorporation or the By-Laws, stockholders are required or permitted to take any action at a meeting, written notice shall be given stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. A copy of the notice of any meeting shall be given, personally or by mail, not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to notice of or to vote at such meeting. If mailed, such notice shall be deemed to be given two days after it is deposited in the United States mail, with postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice required by this section has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted at the meeting as originally called. If, however, the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.7.  Waivers of Notice. Whenever notice is required to be given to any stockholder under any provision of the General Corporation Law or the Certificate of Incorporation or By-Laws, a written waiver thereof, signed by the stockholder entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

2.8.  List of Stockholders. The Secretary shall prepare and make, or cause to be prepared and made, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

2.9.  Quorum of Stockholders’ Adjournment. The holders of shares representing a majority of the Votes of the Total Outstanding Shares, present in person or represented by proxy, shall constitute a quorum for the transaction of any business at such meeting, except as otherwise provided by the General Corporation Law or the Certificate of Incorporation. If, however, such quorum shall not be present or represented by proxy at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented by proxy. At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than thirty days, or, if after adjournment a new record date is set, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. When a quorum is once present to organize a meeting of stockholders, it is not broken by the subsequent withdrawal of any stockholders.

2.10.  Voting; Proxies. Unless otherwise provided in the Certificate of Incorporation, every stockholder of record shall be entitled at every meeting of stockholders to one vote for each share of capital stock standing in his name on the record of stockholders determined in accordance with Section 2.5 of the By-Laws. If the Certificate of Incorporation provides for more or less than one vote for any share, on any matter, every reference in the By-Laws or the General Corporation Law to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock. The provisions of Sections 212 and 217 of the General Corporation Law shall apply in determining whether any shares of capital stock may be voted and persons, if any, entitled to vote such shares, but the Corporation shall be protected in treating the persons in whose names shares of capital stock stand on the record of stockholders as owners thereof for all purposes. At any meeting of stockholders (at which a quorum was present to organize the meeting), all matters, except as otherwise provided by law or by the Certificate of Incorporation or by the By-Laws, shall be decided by a majority of the votes cast at such meeting by the holders of shares present in person or represented by proxy and entitled to vote thereon, whether or not a quorum is present when the vote is taken. All elections of directors shall be by written ballot unless otherwise provided in the Certificate of Incorporation. In voting on any other question on which a vote by ballot is required by law or is demanded by any stockholder entitled to vote, the voting shall be by ballot. Each ballot shall be signed by the stockholder voting or by his proxy, and shall state the number of shares voted. On all other questions, the voting may be viva voce. Every stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. The validity and enforceability of any proxy shall be determined in accordance with Section 212 of the General Corporation Law.

2.11.  Selection and Duties of Inspectors at Meetings of Stockholders. The Board, in advance of any meeting of stockholders, may appoint one or more inspectors to act at the meeting of any adjournment thereof. If inspectors are not so appointed, the person presiding at such meeting may, and on the request of any stockholder entitled to vote thereat, shall appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspector or inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determining the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting or any stockholder entitled to vote thereat, the inspector or inspectors shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them. Any report or certificate made by the inspector or inspectors shall be prima facie evidence of the facts stated and of the vote as certified by him or them.

2.12.  Organization. At every meeting of stockholders, the Chairman, or in the absence of the Chairman, a Vice Chairman, if one is elected, or, in the absence of a Vice Chairman, the President, shall act as Chairman of the meeting. In case none of the Corporate Officers above designated to act as Chairman or Secretary of the meeting, respectively, shall be present, a chairman or a secretary of the meeting, as the case may be, shall be chosen by a majority of the votes cast at such meeting by the holders of shares of capital stock present in person or represented by proxy and entitled to vote at the meeting.

2.13.  Order of Business. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting.

2.14.  Written Consent of Stockholders Without a Meeting. Any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be (1) signed and dated by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (2) delivered to the Corporation within sixty (60) days of the earliest dated consent by delivery to its registered office in the State of Delaware (in which case delivery shall be by hand or by certified or registered mail, return receipt requested), its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE 3
DIRECTORS

3.1.  General Powers. Except as otherwise provided in the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board. The Board may adopt such rules and regulations, not inconsistent with the Certificate of Incorporation or the By-Laws or applicable laws, as it may deem proper for the conduct of its meetings and the management of the Corporation. In addition to the powers expressly conferred by the By-Laws, the Board may exercise all powers and perform all acts which are not required, by the By-Laws or the Certificate of Incorporation by law, to be exercised and performed by the stockholders.

3.2.  Number; Qualification; Term of Office. The Board shall consist of one or more members. The number of directors may be changed from time to time by action of the Board. Directors need not be stockholders. Each director shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal.

3.3.  Election. Directors shall, except as otherwise required by law or by the Certificate of Incorporation, be elected by a majority of the votes cast at a meeting of stockholders by the holders of shares entitled to vote in the election.

3.4.  Newly Created Directorships and Vacancies. Unless otherwise provided in the Certificate of Incorporation, newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board for any other reason, including the removal of directors without cause may be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, or may be elected by a majority of the votes cast by the holders of shares of capital stock entitled to vote in the election at a special meeting of stockholders called for that purpose. A director elected to fill a vacancy shall be elected to hold office until his successor is elected and qualified, or until his earlier death, resignation or removal.

3.5.  Resignations. Any director may resign at any time by written notice to the Chairman, or in the absence of the Chairman, the Secretary. Such resignation shall take effect at the time therein specified, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective.

3.6.  Removal of Directors. Subject to the provisions of Section 141(k) of the General Corporation Law, any or all of the directors may be removed with or without cause, by the holders of shares representing a majority of the Votes of the Total Outstanding Shares then entitled to vote at an election of directors.

3.7.  Compensation. Each director, in consideration of his service as such, shall be entitled to receive from the Corporation such amount per annum, if any, or such fees, if any, for attendance at directors’ meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable expenses incurred by him in connection with the performance of his duties. Each director who shall serve as a member of any committee of directors in consideration of his serving as such shall be entitled to such additional amount per annum, if any, or such fees, if any, for attendance at committee meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable expenses incurred by him in the performance of his duties. Nothing contained in this section shall preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefor.

3.8.  Place and Time of Meetings of the Board. Meetings of the Board, regular or special, may be held at any place within or without the State of Delaware. The times and places for holding meetings of the Board may be fixed from time to time by resolution of the Board (unless contrary to resolution of the Board) in the notice of the meeting.

3.9.  Annual Meetings. On the day when and at the place where the annual meeting of stockholders for the election of directors is held, and as soon as practicable thereafter, the Board may hold its annual meeting, without notice of such meeting, for the purposes of organization, the election of officers and the transaction of other business. The annual meeting of the Board may be held at any other time and place specified in a notice given as provided in Section 3.11 of the By-Laws for special meetings of the Board or in a waiver of notice thereof.

3.10.  Regular Meetings. Regular meetings of the Board may be held at such times and places as may be fixed from time to time by the Board. Unless otherwise required by the Board, regular meetings of the Board may be held without notice. If any day fixed for a regular meeting of the Board shall be a Saturday or Sunday or a legal holiday at the place where such meeting is to be held, then such meeting shall be held at the same hour at the same place on the first business day thereafter, which is not a Saturday, Sunday or legal holiday.

3.11.  Special Meetings. Special meetings of the Board shall be held whenever called by the Chairman, the Chief Executive Officer or by a majority of the Full Board. Notice of each special meeting of the Board (and of each regular meeting for which notice shall be required) shall, if mailed, be addressed to each director at the address designated by him for that purpose or, if none is designated, at his last known address at least two days before the date on which the meeting is to be held; or such notice shall be sent to each director at such address by telegraph, cable, telex, Telecopier or similar means, or be delivered to him personally, or be given to him by telephone or other similar means not later than the day before the date on which such meeting is to be held. Every such notice shall state the time and place of the meeting, but need not state the purposes of the meeting, except to the extent required by law. If mailed, each notice shall be deemed given two days after it is deposited, with postage thereon prepaid, in a post office or official depository under the exclusive care and custody of the United States Post Office Department. Such mailing shall be by first class mail. If notice is given by telegraph, cable, telex, Telecopier or similar means, such notice shall be deemed given when so delivered or transmitted.

3.12.  Adjourned Meetings. A majority of the directors present at any meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. Notice of any adjourned meeting of the Board need not be given to any director whether or not present at the time of the adjournment. Any business may be transacted at any adjourned meeting that might have been transacted at the meeting as originally called.

3.13.  Waiver of Notice. Whenever notice is required to be given to any director or member of a committee of directors under any provision of the General Corporation Law or of the Certificate of Incorporation or By-Laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice.

3.14.  Organization. At each meeting of the Board, the Chairman, or in the absence of the Chairman, the Vice Chairman, if one is elected, or in the absence of the Vice Chairman, the Chief Executive Officer, or in the absence of the Chief Executive Officer, a chairman chosen by a majority of the directors present, shall preside. The Secretary shall act as secretary at each meeting of the Board. In case the Secretary shall be absent from any meeting of the Board, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all Assistant Secretaries, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

3.15.  Quorum of Directors. A majority of the Full Board shall constitute a quorum for the transaction of business or of any specified item of business at any meeting of the Board, and, except as otherwise expressly required by the General Corporation Law or the Certificate of Incorporation or these By-Laws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third (1/3) of the number so fixed constitute a quorum. In the absence of a quorum at any meeting of the Board, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of the time and place of any such adjourned meeting shall be given to all of the directors unless such time and place were announced at the meeting at which the adjournment was taken, in which case such notice shall only be given to the directors who were not present thereat. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The directors shall act only as a Board and the individual directors shall have no power as such.

3.16.  Action by the Board. All corporate action taken by the Board or any committee thereof shall be taken at a meeting of the Board, or of such committee, as the case may be, except that any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee. Members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.16 shall constitute presence in person at such meeting.

ARTICLE 4
COMMITTEES OF THE BOARD

4.1.  Committees. The Board may, by resolution passed by a majority of the Full Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Such committees, members thereof and alternate and replacement members may be proposed by the Chairman, subject to approval by a majority of the Full Board. Each such committee shall serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation; and, unless the resolution designating it expressly so provides or the Certificate of Incorporation or these By-Laws so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

4.2.  Executive Committee. When the Board is not in session, the Executive Committee shall have and may exercise all of the authority of the Board, except to the extent that such authority shall be limited by the resolution establishing the Executive Committee and the General Corporation Law.

4.2.1  Tenure and Qualifications. Each member of the Executive Committee shall hold office until the next regular meeting of the Board following his designation and until his successor is designated as a member of the Executive Committee and is qualified or until his earlier death, resignation or removal.

4.2.2  Meetings. Regular meetings of the Executive Committee may be held without notice at such times and places as the Executive Committee may fix from time to time. The Chairman, or in the absence of the Chairman, such other member of the Executive Committee as designated by the Executive Committee shall preside at all meetings. Special meetings of the Executive Committee may be called by any member thereof upon such notice as provided in Section 3.11. Such notice shall be deemed to be given as provided in Section 3.11. Any member of the Executive Committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the Executive Committee need not state the business proposed to be transacted at the meeting.

4.2.3  Quorum. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business or of any specified item of business at any meeting thereof, and except as otherwise expressly required by the General Corporation Law or the Certificate of Incorporation or these By-Laws, the act of a majority of the members present at any meeting at which a quorum is present shall be the act of the Executive Committee.

4.2.4  Action Without a Meeting. Any action required or permitted to be taken by the Executive Committee at any meeting may be taken without a meeting if all of the members of the Executive Committee consent thereto, in writing, and the writing or writings are filed with the minutes of proceedings of the Executive Committee. Members of the Executive Committee may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

4.2.5  Vacancies. The Chairman may propose to fill, subject to approval by a majority of the Full Board, and the Board may fill by resolution adopted by a majority of the Full Board, any vacancy in the Executive Committee.

4.2.6  Resignations and Removal. Any member of the Executive Committee may be removed at any time, with or without cause by resolution adopted by a majority of the Full Board. Any member of the Executive Committee may resign at any time from the Executive Committee by giving written notice to the Chairman or, in the absence of the Chairman, the Secretary. Such resignation shall take effect at the time therein specified, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective.

4.3.  Other Committees. The tenure and qualifications of the members of each other committee; the time, place and organization of such committee’s meetings; the notice required to call any such meeting; the number of members of each such committee that shall constitute a quorum; the affirmative vote of the committee members required effectively to take action at any meeting at which a quorum is present; the action that any such committee can take without a meeting; the method in which a vacancy among the members of such committee can be filled and the procedures by which resignations and removals of members of such committee shall be acted upon or accomplished shall be fixed by the resolution adopted by the Board relative to such matters. In the absence of such resolutions, Sections 4.2.1 through 4.2.6 shall apply to each such committee as if such committee were the Executive Committee.

ARTICLE 5
OFFICERS

5.1.  Officers. The Board shall elect a Chairman, a President, a Secretary and a Treasurer, and may elect one or more Vice Chairmen, Vice Presidents and such other Corporate Officers and other officers as it may determine. The Board may designate the standing, seniority or area of special competence of the Vice Presidents elected or appointed by it. Each officer shall hold his office until his successor is elected and qualified or until his earlier death, resignation or removal in the manner provided in Section 5.2 of the By-Laws. Any two or more offices may be held by the same person. All officers as between themselves and the Corporation shall have such authority and perform such duties in the management of the Corporation as may be provided in the By-Laws or as the Board may from time to time determine.

5.2.  Removal of Officers. Any officer elected by the Board may be removed by the Board with or without cause. The removal of an officer without cause shall be without prejudice to his contract rights, if any. The election or appointment of an officer shall not of itself create contract rights.

5.3.  Resignations. Any Vice President who is a Corporate Officer may resign at any time by so notifying the Board or the President. Any other Corporate Officer may resign at any time by so notifying the Board or the Chairman. Any other officer may resign at any time by so notifying the person to whom he reports. Such resignation shall take effect at the date of receipt of such notice or at such later time as is therein specified, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective. The resignation of an officer shall be without prejudice to the contract rights of the Corporation, if any.

5.4.  Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in the By-Laws for the regular election or appointment to such office.

5.5.  Compensation. Salaries or other compensation of the officers may be fixed from time to time by the Board. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that he is also a director.

5.6.  Chairman. The Chairman, if one shall have been elected, shall be a member of the Board, a Corporate Officer and, if present, shall preside at each meeting of the Board, the Executive Committee and the stockholders. The Chairman also shall perform such duties as from time to time may be assigned to him by the Board.

5.7.  President. The President shall perform all duties incident to the office of President and such other duties as from time to time may be assigned to him by the Board. He may, with the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer, sign certificates for shares of capital stock of the Corporation. Subject to the provisions of Section 6.2, he may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by the By-Laws to some other officer or agent of the Corporation, or shall be required by law otherwise to be signed or executed. In the absence of inability to act of the President, the Chairman, or, in his absence or inability to act, such Corporate Officer or Corporate Officers as designated by the Board, shall perform all of the duties of the President and so acting shall have all of the powers of and be subject to all restrictions upon the President.

5.8.  Chief Executive Officer. The Chief Executive Officer, if one shall have been elected by the Board, may, at the discretion of the Board, in general, supervise and control the affairs and business of the Corporation, subject to control by the Board. Otherwise, the Chief Executive Officer shall perform such duties as from time to time may be assigned to him by the Board; and, in general, shall perform all duties incident to the office of the Chief Executive Officer.

5.9.  Vice Presidents. Each Vice President shall perform such duties as from time to time may be assigned to him by the Board, or by the President to the extent not inconsistent with assignments or directions of the Board. Any Vice President may also, with the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer, sign certificates for shares of capital stock of the Corporation; may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by the By-Laws to some other officer or agent of the Corporation, or shall be required by law otherwise to be signed or executed.

5.10.  Secretary. The Secretary, if present, shall act as secretary of all meetings of the stockholders and of the Board, and shall keep the minutes thereof in the property book or books to be provided for that purpose; he shall see that all notices required to be given by the Corporation are duly given and served; he may, with the President or a Vice President, sign certificates for shares of capital stock of the Corporation; he shall be custodian of the seal of the Corporation and may seal with the seal of the Corporation, or a facsimile thereof, all certificates for shares of capital stock of the Corporation and all documents, the execution of which on behalf of the Corporation under its corporate seal is authorized in accordance with the provisions of the By-Laws; he shall have charge of the stock ledger and also of the other books, records and papers of the Corporation relating to its organization and management as a Corporation, and shall see that the reports, statements and other documents required by law are properly kept and filed; and shall, in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board, or by the President to the extent not inconsistent with assignments or directions of the Board.

5.11.  Treasurer. The Treasurer shall have charge and custody of , and be responsible for, all funds, securities and notes of the Corporation; receive and give receipts for monies due and payable to the Corporation from any sources whatsoever; deposit all such monies in the name of the Corporation in such banks, trust companies or other depositaries as shall be authorized by the Board and selected in accordance with these By-Laws; against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositaries of the Corporation signed in such manner as shall be determined in accordance with any provisions of the By-Laws, and may be responsible for the accuracy of the amounts of all monies so disbursed; regularly enter or cause to be entered in books to be kept by him or under his direction full and adequate account of all monies received or paid by him for the account of the Corporation; have the right to require, from time to time, reports or statements giving such information as he may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same; render to the Chief Executive Officer or the Board, whenever the Chief Executive Officer or the Board, respectively, shall require him so to do, an account of the financial condition of the Corporation and of all his transactions as Treasurer; exhibit at all reasonable times his books of account and other records to any of the directors upon application at the office of the Corporation where such books and records are kept; and, in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board, or by the President to the extent not inconsistent with assignments or directions of the Board; and he may sign with the President or a Vice President certificates for shares of capital stock of the Corporation.

5.12.  Assistant Secretaries and Assistant Treasurers. Assistant Secretaries and Assistant Treasurers shall perform such duties as shall be assigned to them by the Secretary or by the Treasurer, respectively, or by the Board, or by the President to the extent not inconsistent with assignments or directions of the Board. Assistant Secretaries and Assistant Treasurers may, with the President or a Vice President, sign certificates for shares of capital stock of the Corporation.

ARTICLE 6
CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

6.1.  Execution of Contracts. The Board may authorize any officer, employee or agent, in the name and on behalf of the Corporation, to enter into any contract or execute and satisfy any instrument, and any such authority may be general or confined to specific instances, or otherwise limited.

6.2.  Loans. The President or any other officer, employee or agent, when and to the extent authorized by the Board, may effect loans and advances at any time for the Corporation from any bank, trust company or other institutions or from any firm, corporation or individual and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, and, when authorized by the Board so to do, may pledge and hypothecate or transfer any securities or other property of the Corporation as security for any such loans or advances. Such authority conferred by the Board may be general or confined to specific instances or otherwise limited.

6.3.  Checks, Drafts, Etc. All checks, drafts and other orders for the payment of money out of the funds of the Corporation and all notes or other evidences of indebted-ness of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board.

6.4.  Deposits. The funds of the Corporation not otherwise employed shall be deposited from time to time to the order of the Corporation in such banks, trust companies or other depositaries as the Board may select or as may be selected by an officer, employee or agent of the Corporation to whom such power may from time to time be delegated by the Board.

ARTICLE 7
STOCK AND DIVIDENDS

7.1.  Certificates Representing Shares.  Every holder of shares in this Corporation may be entitled to have a certificate in such form as may be prescribed by law and by the Board, certifying the number and class of shares owned by such holder in the corporation, unless the Board approves by resolution that shares may also be uncertificated consistent with the General Corporation Law.  Certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and may be sealed with the seal of the Corporation or a facsimile thereof. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may, unless otherwise ordered by the Board, be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

7.2.  Transfer of Shares. Transfers of shares of capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof or by his duly authorized attorney appointed by a power of attorney duly executed and filed with the Secretary or a transfer agent of the Corporation, and on surrender of the certificate or certificates representing such shares of capital stock properly endorsed for transfer and upon payment of all necessary transfer taxes. Every certificate exchanged, returned or surrendered to the Corporation shall be marked “Canceled,” with the date of cancellation, by the Secretary or an Assistant Secretary or the transfer agent of the Corporation. A person in whose name shares of capital stock shall stand on the books of the Corporation shall be deemed the owner thereof to receive dividends, to vote as such owner and for all other purposes as respects the Corporation. No transfer of shares of capital stock shall be valid as against the Corporation, its stockholders and creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until such transfer shall have been entered on the books of the Corporation by an entry showing from and to whom transferred.

7.3.  Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agents and registry offices or agents at such place or places as may be determined from time to time by the Board.

7.4.  Lost, Destroyed, Stolen and Mutilated Certificates. The holder of any shares of capital stock of the Corporation shall immediately notify the Corporation of any loss, destruction, theft or mutilation of the certificate representing such shares, and the Corporation may issue a new certificate to replace the certificate alleged to have been lost, destroyed, stolen or mutilated. The Board may, in its discretion, as a condition to the issue of any such new certificate, require the owner of the lost, destroyed, stolen or mutilated certificate, or his legal representatives, to make proof satisfactory to the Board of such loss, destruction, theft or mutilation and to advertise such fact in such manner as the Board may require, and to give the Corporation and its transfer agents and registrars, or such of them as the Board may require, a bond in such form, in such sums and with such surety or sureties as the Board may direct, to indemnify the Corporation and its transfer agents and registrars against any claim that may be made against any of them on account of the continued existence of any such certificate so alleged to have been lost, destroyed, stolen or mutilated and against any expense in connection with such claim.

7.5.  Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with the By-Laws or with the Certificate of Incorporation, concerning the issue, transfer and registration of certificates representing shares of its capital stock.

ARTICLE 8
INDEMNIFICATION

8.1.  Actions other than by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

8.2.  Actions by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

8.3.  Success on the Merits. To the extent that any person described in Section 8.1 or Section 8.2 has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in said Sections, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

8.4.  Specific Authorization. Any indemnification under Section 8.1 or Section 8.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of any person described in said Sections is proper in the circumstances because he or she has met the applicable standard of conduct set forth in said Sections. Such determination shall be made (1) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders of the Corporation.

8.5.  Advance Payment. Expenses incurred in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of any person described in said Section to repay such amount if it shall ultimately be determined that he or she is not entitled to indemnification by the Corporation as authorized in this Article.

8.6.  Non-Exclusivity. The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article shall not be deemed exclusive of any other rights to which those provided indemnification or advancement of expenses may be entitled under the Certificate of Incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

8.7.  Insurance. The Board may authorize, by a vote of the majority of the full board, the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article.

8.8.  Continuation of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

8.9.  Severability. If any word, clause or provision of this Article or any award made hereunder shall for any reason be determined to be invalid, the provisions hereof shall not otherwise be affected thereby but shall remain in full force and effect.

8.10.  Intent of Article. The intent of this Article is to provide for indemnification and advancement of expenses to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware. To the extent that such Section or any successor section may be amended or supplemented from time to time, this Article shall be amended automatically and construed so as to permit indemnification and advancement of expenses to the fullest extent from time to time permitted by law.

ARTICLE 9
BOOKS AND RECORDS

9.1.  Books and Records. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of the stockholders, the Board and any committee of the Board. The Corporation shall keep at the office designated in the Certificate of Incorporation or at the office of the transfer agent or registrar of the Corporation, a record containing the names and addresses of all stockholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof.

9.2.  Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible written form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

9.3.  Inspection of Books and Records. Except as otherwise provided by law, the Board shall determine from time to time whether, and, if allowed, when and under what conditions and regulations, the accounts, books, minutes and other records of the Corporation, or any of them, shall be open to the inspection of the stockholders.

ARTICLE 10
SEAL

The Board may adopt a corporate seal which shall be in the form of a circle and shall bear the full name of the Corporation, the year of its incorporation and the word “Delaware”.

ARTICLE 11
FISCAL YEAR

The fiscal year of the Corporation shall be determined, and may be changed, by resolution of the Board.

ARTICLE 12
VOTING OF SHARES HELD

Unless otherwise provided by resolution of the Board, the Chairman or the Chief Executive Officer may, from time to time, appoint one or more attorneys or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose shares or securities may be held by the Corporation, at meetings of the holders of stock or other securities of such other corporation, or to consent in writing to any action by any such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, consents, waivers or other instruments as he may deem necessary or proper in the premises; or the Chairman or the Chief Executive Officer may himself attend any meeting of the holders of the stock or other securities of any such other corporation and thereat vote or exercise any or all other powers of the Corporation as the holder of such stock or other securities of such other corporation.

ARTICLE 13
AMENDMENTS

The By-laws may be altered, amended, supplemented or repealed, or new By-laws may be adopted, by vote of the holders of shares representing a majority of the Votes of the Total Outstanding Shares or by the vote of two-thirds of the Full Board, when such power is conferred upon the Board by the Certificate of Incorporation, at any meeting of the stockholders or of the Board, provided notice of the proposed change was given in the notice of the meeting or, in the case of a meeting of the Board, in a notice given not less than two (2) days prior to the meeting.

ARTICLE 14
MISCELLANEOUS

Unless the context specifically requires otherwise, any references in these By-laws to any gender shall include all genders; any reference to the singular shall include the plural; and any reference to the plural shall include the singular.